Exhibit 10-2

Westvaco Corporation

1995 Salaried Employee Stock Incentive Plan

Amendment

The Westvaco Corporation 1995 Salaried Employee Stock Incentive Plan is amended effective as of April 23, 2002, to change the name of the Plan to the MeadWestvaco Corporation 1995 Stock Option Plan. The following provisions of the Plan are also amended effective as of April 23, 2002:

1. Section 1 of the Plan entitled "Purpose" shall be amended to read:

"The purpose of the 1995 Stock Option Plan (the "Plan") is to provide long-term incentive supplemental compensation through the ownership of stock for salaried employees, including selected officers of MeadWestvaco Corporation ("MeadWestvaco" or the "Company") and its subsidiaries. These employees are chosen because of their significant contribution, or potential for significant contribution, to the long-term success of the Company through their ability, invention, industry, loyalty, outstanding performance or technical achievement."

2. Section 2 of the Plan shall be amended as follows:

Subsection (a) shall read:

"'Eligible Employee' shall mean salaried employees, including selected officers who may also be directors, who are employed by MeadWestvaco or by a subsidiary which is at least 50% owned directly or indirectly by MeadWestvaco."

Subsection (b) shall read:

"'Board' shall mean the Board of Directors of MeadWestvaco Corporation."

Subsection (c) shall read:

"'Committee' shall mean the Compensation and Organization Development Committee of the Board or any subcommittee thereof, which Committee or subcommittee shall consist of not less than three (3) members of the Board, or two (2) if permitted by Rule 16b-3(c) as hereafter referenced, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c) promulgated under the Securities Exchange Act of 1934, as amended or superseded, and also an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended."

3. A new Section 17 of the Plan entitled "Law Governing" shall be added to the Plan to read as follows:

"The Plan shall be governed by the laws of Delaware."

All other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF the undersigned has executed the above amendment.

_______________________________

John A. Luke, Jr.

President and Chief Executive Officer

APPROVALS

LAW DEPARTMENT

BY_______________